Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Daniel Greenberg, Chairman & CEO	Roger Pondel/Laurie Berman
Electro Rent Corporation	PondelWilkinson Inc.
818-786-2525	310-279-5980
investor@pondel.com

ELECTRO RENT REPORTS FINANCIAL RESULTS
FOR FISCAL 2008 FOURTH QUARTER AND FULL YEAR

VAN NUYS, Calif. - August 4, 2009 - Electro Rent Corporation (NASDAQ:ELRC) today reported financial results for its 2009 fiscal fourth quarter and full year ended May 31, 2009.

Total revenues for the fiscal 2009 fourth quarter were $30.0 million, compared with $38.9 million for the fiscal 2008 fourth quarter.  Rental and lease revenues equaled $22.5 million, versus $27.6 million in last year’s fourth quarter.  Equipment sales and other revenues were $7.5 million for the fiscal 2009 fourth quarter, compared with $11.3 million in the same fiscal 2008 quarter.

“As the fiscal year came to a close, we were unable to avoid the sobering effects of the economic crisis,” said Daniel Greenberg, Chairman and CEO of Electro Rent.  “While the amount of equipment we had on rent remained relatively stable in the United States in the fourth quarter, the ongoing recession and continued competitive pressures negatively impacted margins.  Overseas, as was the case for most of the year, our European business did relatively well, but manufacturing activity was down substantially in Asia, which, in turn, impacted our business in China.”

SG&A expenses for the fiscal 2009 fourth quarter were $10.1 million, or 33.5% of total revenues, compared with $11.5 million, or 29.7% of total revenues, in the year-ago period.  The reduction in SG&A expenses primarily reflected proactive cost-cutting measures throughout the company.

Total operating expenses declined to $26.5 million for the fiscal 2009 fourth quarter from $31.2 million in the year-ago period, primarily reflecting lower costs of revenue and reduced SG&A expenses.  Interest income was $139,000 for the fourth quarter of fiscal 2009, versus $665,000 in the prior year, principally due to lower interest rates and a smaller cash balance.

Operating profit for the fourth quarter of fiscal 2009 amounted to $3.5 million, or 11.7% of total revenues, versus $7.7 million, or 19.7% of total revenues, for last year’s fourth quarter.

Net income for the fiscal 2009 fourth quarter was $2.0 million, or $0.08 per diluted share, compared with $5.2 million, or $0.20 per diluted share, for the same period last year.

 “We took early steps to lower expenses and help reduce our economic exposure, working diligently to ensure that our business is properly matched to the current economic reality, while at the same time working to avoid compromising our long-term objectives,” Greenberg said.  “We purchased less equipment, reduced our workforce and implemented changes to our compensation structure, while keeping our core competencies intact. As a result, we have successfully preserved cash and maintained the company’s financial flexibility.  This fiscal prudence has been a hallmark of Electro Rent’s operating history and is of the utmost importance as we identify new revenue generating opportunities that have become available as a result of the current economic predicament.  Moreover, demonstrating management’s and the board’s confidence in the company’s future, we continued to purchase Electro Rent shares and pay a dividend on our common stock,” Greenberg added.

For fiscal 2009, total revenues were $130.5 million, compared with $144.5 million for fiscal 2008.  Rental and lease revenues for fiscal 2009 were $98.4 million, versus $108.8 million last year.  Equipment sales and other revenues were $32.1 million for fiscal 2009, versus $35.8 million for fiscal 2008.

SG&A expenses were $44.5 million, or 34.1% of total revenues, for fiscal 2009, versus $43.9 million, or 30.4% of total revenues, for fiscal 2008.  Total operating expenses for fiscal 2009 were $113.1 million, slightly below the $113.8 million last year.

Operating profit was $17.4 million, or 13.3% of total revenue, for fiscal 2009, versus $30.7 million, or 21.2% of revenue, in the prior year.

Net income for fiscal 2009 was $11.8 million, or $0.47 per diluted share, compared with $21.1 million, or $0.81 per diluted share, for fiscal 2008.

Equipment purchases for the fiscal 2009 fourth quarter and full year were $8.5 million and $50.2 million, respectively, compared with $23.2 million and $76.0 million, respectively, for the fiscal 2008 fourth quarter and full year.  The book value of Electro Rent's equipment pool was $158.3 million at May 31, 2009, versus $172.5 million at May 31, 2008.

During the fourth quarter of fiscal 2009, Electro Rent purchased 296,892 shares of its common stock at an average price of $8.14 per share, for a total expenditure of $2.4 million.  For the full year, Electro Rent purchased 2,138,057 shares of its common stock at an average price of $10.67 per share, for a total expenditure of $22.8 million.

Electro Rent paid dividends totaling $15.0 million and $11.7 million for fiscal 2009 and 2008, respectively.  On an annualized basis, the company’s current quarterly dividend of $0.15 per common share represents a 6.3% yield on the July 31, 2009 close price of $9.52.

Total shareholders' equity was $228.8 million, or $9.55 per share, at May 31, 2009, compared with $256.1 million, or $9.87 per share, at May 31, 2008.  Electro Rent has no debt on its balance sheet.

At May 31, 2009, Electro Rent had $22.2 million in cash and cash equivalents, $28.2 million in short-term bond funds and $21.6 million (at cost) in auction rate securities (ARS) for a total cash, cash equivalents and investments balance of $72.0 million, versus $74.6 million at May 31, 2008.

About Electro Rent

Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

"Safe Harbor" Statement:

Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which include statements about the company’s ability to reduce its economic exposure, ensure that its business is properly aligned with the current economic reality, and take advantage of new revenue generating opportunities, among others, reflect Electro Rent’s management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties.  The company believes its management's assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission.  Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  Electro Rent undertakes no obligation to update or revise any forward-looking statements.

(Financial Tables Follow)

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; 000's omitted, except per share data)

	Three Months Ended		Twelve Months Ended
	May 31		May 31
	2009	2008	2009	2008

Revenues:
Rentals and leases	$22,515	$27,648	$98,395	$108,761
Sales of equipment and other revenues	7,488	11,253	32,086	35,775

Total revenues	30,003	38,901	130,481	144,536

Operating expenses:
Depreciation of rental and lease equipment	11,362	11,518	46,056	44,987
Costs of revenues other than
depreciation of rental and lease equipment	5,066	8,168	22,574	24,914
Selling, general and administrative expenses	10,052	11,542	44,456	43,940

Total operating expenses	26,480	31,228	113,086	113,841

Operating profit	3,523	7,673	17,395	30,695

Interest income, net	139	665	1,507	3,292

Income before income taxes	3,662	8,338	18,902	33,987

Income tax provision	1,658	3,128	7,150	12,883

Net income	$2,004	$5,210	$11,752	$21,104

Earnings per share:
Basic	$0.08	$0.20	$0.47	$0.81
Diluted	$0.08	$0.20	$0.47	$0.81

Shares used in per share calculation:
Basic	24,040	25,948	24,899	25,910
Diluted	24,047	26,108	24,981	26,079

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; 000's omitted)

	May 31
	2009	2008

Assets

Cash and cash equivalents	$22,215	$50,964
Investments available-for-sale, at fair value	28,188	22,601
Investments, trading, at fair value	19,977	-
Put options	1,623	-
Accounts receivable, net	16,271	23,128
Rental and lease equipment, net	158,252	172,468
Other property, net	13,781	14,341
Goodwill	3,109	3,109
Intangibles, net	734	1,069
Other	7,184	5,402

	$271,334	$293,082

Liabilities and Shareholders' Equity

Liabilities:
Accounts payable	$3,291	$4,562
Accrued expenses	15,023	12,565
Deferred revenue	4,281	4,943
Deferred tax liability	19,986	14,904

Total liabilities	42,581	36,974

Commitments and contingencies

Shareholders' equity:
Common stock	32,596	33,938
Accumulated other comprehensive loss	176	(619)
Retained earnings	195,981	222,789
Total shareholders' equity	228,753	256,108

	$271,334	$293,082

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